Filed Pursuant to Rule 424(b)(3)
                                                     Registration No. 333-121546

                           PROSPECTUS SUPPLEMENT NO. 1

                             E.DIGITAL CORPORATION,
                             a Delaware corporation

                          Common Stock, $.001 par value

      This Prospectus Supplement relates to the resale by the holders of Common Stock.

      The Prospectus dated February 25, 2005 (the "Prospectus"), is hereby amended by the information contained in the attached Current Report on Form 8-K dated February 28, 2005. If the information in the attached report is inconsistent with any information contained in the Prospectus or in the reports, proxy statements or other documents previously filed with the Securities and Exchange Commission (collectively, the "SEC Reports") incorporated by reference in the Prospectus or delivered in connection therewith, the Prospectus and/or any SEC Report, as applicable, shall be deemed superseded by this Supplement. In all other ways, the Prospectus shall remain unchanged.

      This Prospectus Supplement should be read in conjunction with, and may not be delivered or utilized without, the Prospectus.

      This Prospectus Supplement is dated February 28, 2005.

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

                      February 28, 2005 (February 24, 2005)
                Date of Report (Date of earliest event reported)

                              E.DIGITAL CORPORATION
               (Exact name of registrant as specified in charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

                                     0-20734
                            (Commission File Number)

                                   33-0591385
                        (IRS Employer Identification No.)

                         13114 Evening Creek Drive South
                           San Diego, California 92128
                    (Address of principal executive offices)

                                 (858) 679-1504
              (Registrant's telephone number, including area code)

ITEM 7.01. Regulation FD Disclosure.

      As referenced by the press release dated February 28, 2005 filed herewith as Exhibit 99.1, Fujitsu Ten Corporation of America and e.Digital Corporation have entered into a settlement of the disputes between them. In connection therewith, Fujitsu Ten Corporation of America has paid e.Digital Corporation $200,000 in settlement of all claims.

      The Exhibit referenced above is hereby furnished pursuant to Item 7.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            e.DIGITAL CORPORATION

                                            By: /s/ Atul Anandpura
Date: February 28, 2005                     ----------------------------
                                            Atul Anandpura, Chief Executive
                                            Officer (Principal Executive Officer
                                            and duly authorized to sign on
                                            behalf of the Registrant)

                                  EXHIBIT INDEX

Exhibit No.        Description

  99.1 Press Release dated February 28, 2005 relating to settlement of dispute with Fujitsu Ten Corporation of America